Exhibit 10.2

DATED December 8, 2008

SAVVIS, INC.	(1)

and

WELLS FARGO FOOTHILL, LLC	(2)

CHARGE OF SHARES IN SAVVIS UK LIMITED

Hammonds LLP

Rutland House 148 Edmund Street Birmingham B3 2JR DX 708610 Birmingham 17

Telephone +44 (0)121 222 3000 Direct Line +44 (0)121 222 3344 Direct Fax +44 (0)870 460 3212

Email sukh.ahark@hammonds.com

Reference SZA/GOL.112-0023

CONTENTS

1	INTERPRETATION	1

2	SECURED OBLIGATIONS	3

3	CHARGE	3

4	UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES	4

5	FURTHER ASSURANCE	6

6	CERTAIN POWERS OF THE COLLATERAL AGENT	6

7	APPLICATION OF PROCEEDS; PURCHASERS	7

8	COSTS AND EXPENSES; EXCLUSION OF LIABILITY; INDEMNITIES	8

9	POWER OF ATTORNEY	9

10	CONTINUING SECURITY AND OTHER MATTERS	10

11	SETTLEMENTS CONDITIONAL	10

12	DECLARATION OF TRUST	10

13	MISCELLANEOUS	11

14	NOTICES	12

15	LAW	12

DATE OF CHARGE OF SHARES	DECEMBER 8, 2008

PARTIES

(1)	SAVVIS, INC. a Delaware corporation of 1 Savvis Parkway, Town and Country, Missouri, 63017, USA (the “Chargor”); and

(2)	WELLS FARGO FOOTHILL, LLC. a Delaware limited liability company, of Santa Monica, California, USA.

RECITALS

A	Pursuant to the Amended and Restated Credit Agreement, the Lenders agreed to make certain financial facilities available to the Borrower.

B	As a condition to the Amended and Restated Credit Agreement, the Chargor has agreed to guarantee the obligations of the Borrower to the Lenders. As security for that guarantee, the Chargor has agreed to execute this Charge in favour of the Collateral Agent for the benefit of the Lenders and to provide to the Collateral Agent the security created by this Charge.

IT IS AGREED THAT:

1	INTERPRETATION

1.1	Definitions

In this Charge, including its Recitals, unless the context otherwise requires:

“Amended and Restated Credit Agreement” means the amended and restated credit agreement dated on or about the date hereof made between amongst others (1) the Borrower, (2) the Guarantor, (3) the Lenders and (4) the Agent (as defined in the amended and restated credit agreement) as that agreement may from time to time be amended, restated or otherwise modified from time to time in accordance with its terms.

“Borrower” means Savvis Communications Corporation, a Missouri Corporation.

“Charge” means this deed of charge of shares.

“Charged Assets” means all assets described in clause 3.1.

“Collateral Agent” means Wells Fargo Foothill, LLC of Santa Monica, California, USA as collateral agent pursuant to the Amended and Restated Credit Agreement or such other person as may be appointed collateral agent pursuant to the Amended and Restated Credit Agreement.

“Collateral Instruments” means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance.

“Company” means SAVVIS UK Limited (registered no. 03816299) having its registered office at Eskdale Road, Winnersh Triangle, Wokingham, Berkshire, RG41 5TS.

“Disposal” includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the grant of a licence or permission to assign or sublet, the creation of a trust or other equitable interest or any other proprietary right in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and “Dispose” and “Disposition” shall be construed accordingly.

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment by way of security or other security interest of any kind.

“Enforcement Date” means the date on which an Event of Default shall have occurred and be continuing.

“Incapacity” means, in relation to a person, the insolvency, bankruptcy, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership).

“Lenders” means such lenders, together with their respective successors and permitted assigns, as referred to in the Amended and Restated Credit Agreement.

“Secured Obligations” means all moneys, obligations and liabilities covenanted to be paid or discharged under or pursuant to clause 2.1.

“Secured Parties” means the Lenders and the Collateral Agent.

“Securities” means at any time, 65% of the issued share capital of the Company being, as at the date of this Charge, 650,000 ordinary shares of £1.00 each in the Company registered in the name of the Chargor.

1.2	Successors and assigns

The expressions “Borrower”, “Collateral Agent”, “Lenders” and “Chargor” include, where the context admits, their respective successors, and, in addition in the case of the Lenders, their respective assigns, whether immediate or derivative.

1.3	Headings

Clause headings and the contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Charge.

1.4	Construction of certain terms

In this Charge, unless the context otherwise requires:

(a)	references to clauses are to be construed as references to the clauses of this Charge;

(b)	references to (or to any specified provision of) this Charge or any other document shall be construed as references to this Charge, that provision or that document as in force for the time being and as amended, supplemented, replaced or novated in accordance with the terms thereof;

(c)	words importing the plural shall include the singular and vice versa;

(d)	references to “assets” include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, or otherwise in respect of, any of the foregoing;

(e)	references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

(f)	references to a “person” shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

(g)	references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5	Effect as a deed

This Charge is intended to take effect as a deed notwithstanding that the Collateral Agent may have executed it under hand only.

1.6	Amended and Restated Credit Agreement definitions

Unless the context otherwise requires or unless otherwise defined in this Charge, words and expressions defined in the Amended and Restated Credit Agreement shall have the same meaning when used in this Charge.

2	SECURED OBLIGATIONS

2.1	Covenant to pay

The Chargor hereby covenants that it will pay to the Collateral Agent all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred under or pursuant to the Amended and Restated Credit Agreement and/or this Charge when the same become due for payment or discharge.

2.2	Statements of account conclusive

Any statement of account of the Chargor, signed as correct by an officer of the Collateral Agent, showing the amount of the Secured Obligations, shall, in the absence of manifest error, be binding and conclusive on and against the Chargor.

3	CHARGE

3.1	Fixed Charge

The Chargor, with full title guarantee, hereby charges to the Collateral Agent by way of first fixed charge as a continuing security for the payment and discharge of the Secured Obligations, the Securities and all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect thereof.

3.2	Delivery of documents

During the continuance of this security the Chargor shall deposit with the Collateral Agent, and the Collateral Agent shall be entitled to hold, all share certificates relating to the Securities together with such stock transfer forms in blank and other documents as the Collateral Agent may from time to time reasonably require for perfecting the title of the Collateral Agent to the Securities (duly executed by or signed by the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser. The Collateral Agent agrees that such stock transfer forms and the other documents referred to in this Clause 3.2 shall only be completed and dated on or after the Enforcement Date.

3.3	Restrictions on dealing with Charged Assets

The Chargor hereby covenants that it will not without the prior written consent of the Collateral Agent:

(a)	create or attempt to create or permit to subsist in favour of any person other than the Collateral Agent any Encumbrance on or affecting the Charged Assets or any part thereof; or

(b)	dispose of the Charged Assets or any part thereof or attempt or agree so to do.

3.4	Acquisition of further shares etc.

The Chargor shall forthwith notify the Collateral Agent of any acquisition or receipt by the Chargor of any other shares, or securities convertible into, or accompanied by subscription rights for, shares, or any other rights, options or warrants to purchase or subscribe for shares or such other securities in the Company. If so required in writing by the Collateral Agent, the Chargor shall execute and deliver (or procure the execution and delivery of) such security over such shares, securities, rights, options or warrants in favour of the Collateral Agent to secure the Secured Obligations as the Collateral Agent shall require provided that no security hereunder shall at any time be required over more than 65% of the issued share capital of the Company from time to time.

3.5	Subsequent Encumbrances

If any Lender receives notice of any subsequent Encumbrance affecting the Charged Assets or any part thereof, such Lender may open a new account for the Chargor. If it does not do so then, unless such Lender gives express written notice to the contrary to the Chargor, it shall nevertheless be treated as if it had opened a new account at the time when it received such notice and as from that time all payments made by or on behalf of the Chargor to such Lender shall be credited or be treated as having been credited to the new account and shall not operate to reduce the amount due from the Chargor to such Lender at the time when it received such notice.

4	UNDERTAKINGS, REPRESENTATIONS AND WARRANTIES

4.1	Undertakings

The Chargor hereby undertakes with the Collateral Agent that during the continuance of this Charge the Chargor will comply with all of the terms of any agreement between it and the Collateral Agent, including the Amended and Restated Credit Agreement in addition:

(a)	forthwith upon receipt, deliver to the Collateral Agent a copy of every circular, notice, report, accounts or other documents received by it or its nominee in connection with the Securities or from or in connection with the Company;

(b)	not make any alteration to the memorandum and articles of association of the Company that relate to the Securities including without limitation any modification or variation of the rights attaching to the Securities;

(c)	procure that the Company will not allot or issue any further shares or any securities convertible into, or accompanied by subscription rights for, shares, other than additional ordinary shares ranking pari passu with the Securities in respect of which clause 3.4 (Acquisition of further shares etc) is complied with;

(d)	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value or marketability of any of the Charged Assets;

(e)	observe and perform in all material respects all restrictive and other covenants and stipulations for the time being affecting the Charged Assets or any part thereof or the use or the enjoyment of the same or any part thereof;

(f)	punctually pay all calls, installments and other payments that may become due in respect of the Charged Assets;

(g)	not at any time (without the prior written consent of the Collateral Agent) permit any person other than the Collateral Agent to be registered as holder of the Securities;

(h)	at all times have the necessary power to enter into and perform its obligations under this Charge; and

(i)	if the Collateral Agent shall at any time on or after the Enforcement Date require, ensure that the Collateral Agent or its nominee or nominees or third party purchaser (as the case may be) shall forthwith upon presentation of the share certificates and stamped stock transfers of the Securities be registered as holder of the Securities.

4.2	Representations and Warranties

The Chargor represents and warrants to the Collateral Agent that during the continuance of this Charge:

(a)	this Charge will constitute its legal, valid, binding and enforceable obligations in accordance with its terms;

(b)	this Charge does not and will not conflict with or result in any breach of or constitute a default under any agreement, instrument or obligation to which the Chargor is a party or by which it is bound;

(c)	all necessary authorisations and consents to enable or entitle it to enter into this Charge have been obtained and will remain in full force and effect at all times during the subsistence of the security constituted by this Charge;

(d)	subject to the rights of the Collateral Agent, it is the sole and absolute and beneficial owner and the registered holder of all the Charged Assets free from encumbrances save as created by this Charge;

(e)	it has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of all or any of its rights, title and interest in and to the Charged Assets or any part of it and will not do so during the subsistence of this Charge;

(f)	the Securities are fully paid and there are and will be no moneys or liabilities outstanding in respect of any of the Charged Assets;

(g)	the Securities have been duly authorised and validly issued and will at all times be free from any restriction on transfer or rights of pre-emption; and

(h)	the Securities will at all times represent not less than and not more than 65% of the issued and authorised share capital of the Company and will not be diluted or diminished in any way.

5	FURTHER ASSURANCE

The Chargor shall if and when at any time required by the Collateral Agent execute such further documents, instruments and assurances in favour or for the benefit of the Secured Parties and do all such acts and things as the Collateral Agent shall from time to time reasonably require over or in relation to all or any of the Charged Assets to secure the Secured Obligations or to perfect or protect the security created (or purported to be created) in favour of the Collateral Agent over the Charged Assets or any part thereof or to facilitate the realisation or enforcement of the same.

6	CERTAIN POWERS OF THE COLLATERAL AGENT

6.1	Exercise of voting and other rights

(a)	On and from the Enforcement Date (i) the Collateral Agent may, at its option and with two (2) Business Days prior notice to the Chargor and in addition to all rights and remedies available to the Collateral Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Securities but under no circumstances is the Collateral Agent obligated by the terms of this Charge to exercise such rights and (ii) if the Collateral Agent duly exercises its right to vote any of the Securities, the Chargor shall deliver to the Collateral Agent such forms of proxy and/or other documents as the Collateral Agent may reasonably require with a view to enabling the Collateral Agent or its nominee to exercise such rights in any manner the Collateral Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders.

(b)	For so long as the Chargor shall have the right to vote the Securities, the Chargor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Securities which would materially adversely affect the rights of the Collateral Agent and the other Secured Parties or the value of the Securities.

6.2	Powers on enforcement

At any time on or after the Enforcement Date or if requested by the Chargor, the Collateral Agent may, without further notice, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925, without the restrictions contained in section 103 of the Law of Property Act 1925 and do all or any of the following and/or delegate such powers or any of them to any person on such terms as it may think fit:

(a)	take possession of the Securities;

(b)	sell, transfer, assign, exchange and otherwise dispose of or realise the Securities, either by public offer or auction, tender or private contract and so that (without limitation) the Collateral Agent may do any of these things for a consideration consisting of cash, debentures, or other obligations or other valuable consideration of any kind and any such consideration may be payable or delivered in a lump sum or by instalments spread over such period as the Collateral Agent may think fit;

(c)	exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such powers and things as the Collateral Agent would be capable of exercising or doing if the Collateral Agent were the absolute beneficial owner of the Securities and in particular, without limitation, to exercise any power to enforce any Encumbrance by foreclosure, sale or otherwise and all rights attaching to the Securities;

(d)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person relating in any way to the Securities;

(e)	bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Securities;

(f)	redeem any Encumbrance (whether or not having priority to this Charge) over the Securities and settle the accounts of encumbrancers; and

(g)	do, and concur in the doing of, all such other acts and things, either alone or jointly with any other person, which the Collateral Agent may consider necessary or expedient for the realisation of the Securities or incidental to the exercise of any of the rights and powers conferred on the Collateral Agent under or by virtue of this Charge, the Law of Property Act 1925 or the Insolvency Act 1986.

6.3	Collateral Agent exoneration

At any time when any Securities are registered in the name of the Collateral Agent or its nominees pursuant to and in accordance with the terms of this Charge, the Collateral Agent will not be under any duty to ensure that any dividends, distributions or other moneys payable in respect of those Securities are duly and promptly paid to or received by it or its nominee, or to verify that the correct amounts are so paid or received, or to take any action in connection with the taking up of any (or offer of any) stocks, shares, rights, moneys or other property paid, distributed, offered or accruing at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise or in respect of, or in substitution for, any of those Securities.

7	APPLICATION OF PROCEEDS; PURCHASERS

7.1	Application of proceeds

All moneys received by the Collateral Agent shall be applied in or towards satisfaction of the Secured Obligations in accordance with the order and in the manner of application of payments contained in the Amended and Restated Credit Agreement except that the Collateral Agent may credit the same to a suspense account for so long and in such manner as the Collateral Agent may from time to time determine.

7.2	Protection of purchasers

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Collateral Agent to exercise any of the powers conferred by this Charge has arisen or any of the Secured Obligations remains outstanding or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of the Collateral Agent’s powers under this Charge. The receipt of the Collateral Agent shall be an absolute (in the absence of manifest error) conclusive discharge to a purchaser.

8	COSTS AND EXPENSES; EXCLUSION OF LIABILITY; INDEMNITIES

8.1	Expenses

The Chargor shall pay to the Collateral Agent on demand all reasonable out of pocket costs and expenses (including legal fees) incurred by the Collateral Agent in connection with the negotiation, preparation and execution of this Charge and of any amendment or extension of, or the granting of any waiver or consent under, this Charge.

8.2	Enforcement costs

The Chargor hereby undertakes with the Collateral Agent to pay on demand all costs, charges and expenses incurred by or on behalf of the Secured Parties or any of them in or about the enforcement or preservation or attempted enforcement or preservation of any of the security created by or pursuant to this Charge or any of the Charged Assets on a full indemnity basis. Interest shall be payable by the Chargor on any such amount, such interest being calculated at a rate equivalent to that payable by the Borrower pursuant to the Amended and Restated Credit Agreement on equivalent amounts.

8.3	No liability as mortgagee in possession

None of the Secured Parties shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee may be liable as such save for any loss or liability arising from the gross negligence or wilful default of any of the Secured Parties.

8.4	Stamp and other duties

The Chargor shall pay all stamp, documentary, registration or other duties (including any duties payable by, or assessed on, the Secured Parties or any of them) imposed on or in connection with this Charge.

8.5	Indemnity

The Chargor hereby undertakes with the Collateral Agent to indemnify and keep indemnified each of the Secured Parties, and any attorney, agent or other person appointed by the Collateral Agent under this Charge and the Collateral Agent’s officers and employees (each an “Indemnified Party”) on demand in respect of all direct costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of the Indemnified Parties (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

(a)	anything done or omitted in the exercise or purported exercise of the powers contained in this Charge, with the exception of gross negligence, bad faith or wilful misconduct; or

(b)	any breach by the Chargor of any of its obligations under this Charge.

8.6	Third Party Contract Rights

(a)	Each Indemnified Party referred to in clause 8.5 shall have the benefit and may enforce the terms of this Charge in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

(b)	Subject to clause 8.6(a), a person who is not a party to this Charge has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Charge.

(c)	Notwithstanding clause 8.6(a) or any other provision of this Charge, the Collateral Agent and the Chargor shall be entitled to agree variations to this Charge without notifying the other Indemnified Parties or seeking the consent of such Indemnified Parties or any of them to the variation.

8.7	Value Added Tax

All fees, costs and expenses payable under or pursuant to this Charge shall be paid together with an amount equal to any value added tax payable by any Secured Party in respect of the same. Any value added tax chargeable in respect of any services supplied by any Secured Party under this Charge shall, on delivery of a value added tax invoice, be paid in addition to any sum agreed to be paid under this Charge.

9	POWER OF ATTORNEY

The Chargor by way of security hereby irrevocably appoints the Collateral Agent to be its attorney in its name and on its behalf:

(a)	from the Enforcement Date, execute and complete any documents or instruments which the Collateral Agent may require for perfecting the title of the Collateral Agent to the Charged Assets or for vesting the same in the Collateral Agent, its nominees or any purchaser;

(b)	sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 5; and

(c)	otherwise generally sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Collateral Agent under this Charge or which may be deemed expedient by the Collateral Agent in connection with any disposition, realisation or getting in by the Collateral Agent of the Charged Assets or any part thereof or in connection with any other exercise of any power under this Charge, including in the exercise of the Collateral Agent’s right to vote any of the Securities.

10	CONTINUING SECURITY AND OTHER MATTERS

10.1	Continuing security

This Charge and the obligations of the Chargor under this Charge shall extend to the ultimate balance from time to time owing in respect of the Secured Obligations and shall be a continuing security notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

10.2	Liability unconditional

The liability of the Chargor shall not be affected by reason of:

(a)	the Incapacity or any change in the name, style or constitution of the Chargor or other person liable;

(b)	any Secured Party granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of the Chargor or any other person liable; or

(c)	any amendment, variation or waiver (however material or fundamental) of the Amended and Restated Credit Agreement.

10.3	Collateral Instruments

The security created by this Charge is to be in addition to, and shall neither be merged in nor in any way exclude or be affected by, any other security or other right which the Secured Parties or any of them may have and accordingly none of the Secured Parties shall be obliged to make any claim or demand on the Chargor or any other person liable or to resort to any Collateral Instrument or other means of payment before enforcing this Charge and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of the Chargor. None of the Secured Parties shall be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

11	SETTLEMENTS CONDITIONAL

Any release, discharge or settlement between the Chargor and any of the Secured Parties shall be conditional upon no security, disposition or payment to any of the Secured Parties by the Chargor or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Collateral Agent shall be entitled to enforce this Charge as if such release, discharge or settlement had not occurred and any such payment had not been made.

12	DECLARATION OF TRUST

12.1	Declaration of Trust

The Collateral Agent hereby declares itself trustee of the covenants, agreements and undertakings of the Chargor contained in this Charge and the security and other rights, titles and interests constituted by this Charge and of the Charged Assets and all other moneys, property and assets paid to the Collateral Agent or held by the Collateral Agent or received or recovered by the Collateral Agent pursuant to or in connection with this Charge with effect from the date of this Charge to hold the same on trust for the Secured Parties and to apply the same as follows:

(a)	first as to a sum equivalent to the Secured Obligations for the Secured Parties absolutely; and

(b)	secondly as to the balance (if any) for the Chargor or whoever else is entitled to such balance absolutely.

12.2	Duration

The trusts constituted by this Charge shall remain in full force and effect until whichever is the earlier of:

(a)	the expiration of the period of 80 years from the date of this Charge; and

(b)	receipt by the Collateral Agent of confirmation in writing from all the Secured Parties that the Secured Obligations have been repaid or discharged to the satisfaction of the Secured Parties and that none of the Secured Parties is under any obligation to permit any Secured Obligations to be incurred and the parties to this Charge declare that the perpetuity period applicable to this Charge shall for the purposes of the Perpetuities and Accumulations Act 1964 be the period of 80 years.

13	MISCELLANEOUS

13.1	Remedies Cumulative

No failure or delay on the part of the Secured Parties or any of them to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

13.2	Consolidation

Section 93 Law of Property Act 1925 shall not apply to the security created by this Charge or to any security given to the Collateral Agent or any of the other Secured Parties pursuant to this Charge.

13.3	Reorganisation

This Charge shall remain binding on the Chargor notwithstanding any change in the constitution of any of the Secured Parties or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind. The security granted by this Charge shall remain valid and effective in all respects in favour of the Collateral Agent for itself and as trustee for the Secured Parties and any assignee, transferee or other successor in title of a Secured Party in the same manner as if such assignee, transferee or other successor in title had been named in this Charge as a party instead of, or in addition to, that Secured Party.

13.4	Unfettered discretion

Any liability or power which may be exercised or any determination which may be made under this Charge by the Collateral Agent may be exercised or made in its reasonable discretion and it shall not be obliged to give reasons therefor.

13.5	Counterparts to the Charge Over Shares

This Charge may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute both one and the same document. Receipt by facsimile of any executed signature page to this Charge shall constitute effective delivery of such signature page.

13.6	Release

After the Secured Obligations have been fully repaid and discharged and the Amended and Restated Credit Agreement has been validly terminated, the Collateral Agent shall promptly discharge the security created by this Charge and take such action as the Chargor shall reasonably require in connection therewith and shall return to the Chargor any share certificates in the Company that are secured by this Charge and any stock transfer forms executed in blank.

14	NOTICES

Every notice, request, demand or other communication under this charge shall be in accordance with the “Notices” section of the Amended and Restated Credit Agreement.

15	LAW

This Charge shall be governed by and construed in accordance with English law. The parties hereto irrevocably submit to the jurisdiction of the Courts of England in respect of any dispute arising under or in connection with this Charge. Notwithstanding the foregoing, the Collateral Agent shall be entitled to commence proceedings in the Federal Courts of New York, State of New York, United States of America or in any jurisdiction where the Collateral Agent elects to bring such action in which event English law shall remain applicable.

IN WITNESS whereof this Charge has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Charge.

EXECUTED and DELIVERED as a DEED by SAVVIS, INC.

By:	/s/ Jeffrey H. Von Deylen

Title:	Chief Financial Officer

EXECUTED and DELIVERED as a DEED by WELLS FARGO FOOTHILL, LLC as Collateral Agent

By:	/s/ Nichol S. Shuart

Title:	Vice President